UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 24, 2013

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2013, following the Company’s Special Meeting of Shareholders described in Item 5.07 below, the Company’s Board of Directors approved the increase in the number of directors from seven to nine and appointed Anthony DiNello and Robert A. Peiser as directors.  Mr. DiNello and Mr. Peiser were both designated by Silver Point Capital, L.P., on behalf of the Minority Shareholders, as defined in the Company’s Definitive Proxy Statement dated October 4, 2013 (the “Proxy Statement”) to be directors of the Company. The Minority Shareholders right to designate two directors is described in more detail in the Proxy Statement.  The Corporate Governance and Nominating Committee of the Board of Directors interviewed Mr. DiNello and Mr. Peiser and reviewed and approved their appointment to the Board.  At this time the Board of Directors has not determined which committees to which Mr. DiNello and Mr. Peiser will be named.

Item 5.07

Submission of Matters to a Vote of Security Holders

The Company held a Special Meeting of Shareholders on October 24, 2013.  At the meeting, the following four items were submitted to the Company’s shareholders who cast the numbers of votes indicated:

ISSUE ONE:  APPROVE THE ISSUANCE OF 2,645,952 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS HELD BY THE MINORITY SHAREHOLDERS

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
9,171,266	39,335	9,533	0

ISSUE TWO:  AMEND THE CODE OF REGULATIONS TO AUTHORIZE THE BOARD OF DIRECTORS TO INCREASE THE NUMBER OF DIRECTORS FROM SEVEN TO NINE AND FILL ANY DIRECTOR’S OFFICE CREATED BY THE INCREASE

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
9,170,946	41,849	7,339	0

ISSUE THREE:  AMEND THE COMPANY’S CODE OF REGULATIONS TO OPT OUT OF THE OHIO CONTROL SHARE ACQUISITION STATUTE

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
9,179,839	29,256	11,039	0

ISSUE FOUR:  ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
9,177,894	32,979	9,261	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: October 29, 2013	By: /s/Gerard D. Sowar
Gerard D. Sowar, Executive Vice President, General Counsel and Secretary